GCL SILICON TECHNOLOGY HOLDINGS INC.

[                    ] AMERICAN DEPOSITARY SHARES

each representing [    ] Ordinary Shares (par value 0.0001 per share)

UNDERWRITING AGREEMENT

[            ], 2008

[            ], 2008

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London, E14 4QA

United Kingdom

Credit Suisse Securities (USA) LLC

Eleventh Madison Avenue

New York, New York 10010-3629

U.S.A.

As representatives of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

GCL Silicon Technology Holdings Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), and certain shareholders of the Company named in Schedule I hereto (the “Selling Shareholders”) severally propose to sell to the Underwriters, an aggregate of [            ] American Depositary Shares (the “Firm ADSs”), each representing [    ] ordinary shares of the Company, par value US$0.0001 per share (“Ordinary Shares”), of which [    ] American Depositary Shares are to be issued and sold by the Company and [    ] American Depositary Shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders severally proposes to issue and sell to the several Underwriters not more than an additional [            ] ADSs (the “Additional ADSs”) representing [    ] Ordinary Shares if and to the extent that you, as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Additional ADSs are hereinafter called the “Additional Shares,” and the Firm Shares and the Additional Shares are hereinafter collectively called the “Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Shares will be delivered in the form of ADSs. The ADSs are to be issued pursuant to a Deposit Agreement dated as of [            ], 2008 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive [    ] Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares, and the Company and the Depositary have filed a registration statement relating to the ADSs. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the ADSs, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares and additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the ADSs (the “Exchange Act Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “ADS Registration Statement,” “Exchange Act Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

The Representatives have agreed to reserve up to [            ] ADSs to be purchased by the Underwriters under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, the “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The ADSs

to be sold by the Underwriters and their affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed ADSs”. Any Directed ADSs not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

As used in this Agreement, the “Controlling Shareholder” shall mean Mr. Zhu Gongshang, a founder and chairman of the Company, who beneficially owns [57.9]% of the issued and outstanding Ordinary Shares on an as-converted basis as of the date hereof.

The Company hereby confirms its engagement of HSBC Securities (USA) Inc. as, and HSBC Securities (USA) Inc. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of NASD Rule 2710(h) (“Rule 2710(h)”) of the Financial Industry Regulatory Authority (“FINRA”) with respect to the offering and sale of the Shares. HSBC Securities (USA) Inc., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter”. HSBC Securities (USA) Inc. hereby consents to the reference to it as set forth under the heading “Underwriting” in the Prospectus [and the Time of Sale Prospectus] and any amendment or supplement thereto made in accordance with this Agreement.

1. Representations and Warranties of the Company and the Controlling Shareholder

(A) Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Independent Underwriter and each of the Underwriters that:

(a) Each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) Each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the

Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, results of operations, business, properties or prospects of the

Company and the Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”). The amended and restated memorandum and articles of association of the Company and all other constitutive documents of the Company comply with the requirements of applicable Cayman Islands laws and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to you; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(e) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(f) Each of the subsidiaries of the Company and Sun Wave Group Ltd. and Greatest Joy International Limited set forth in Schedule IV hereto (each a “Subsidiary” and collectively the “Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing (where applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (where applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except, in each case, to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable; and the capital stock of each of the Subsidiaries owned by the Company, directly or indirectly, is owned free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or equity interest in any of the Subsidiaries was issued in violation of preemptive or similar rights of any securityholder of such equity. The respective constitutive documents of each of the Subsidiaries comply with the requirements of applicable law in its jurisdiction of incorporation and are in full force and effect.

(g) This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(h) The filings of the Registration Statement, the Time of Sale Prospectus, the Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized and approved by all necessary corporate action of the Company, and each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(j) The Custody Agreement between the Company, as custodian (“Custodian”) and the Selling Shareholders, relating to the deposit of the Shares to be sold by such Selling Shareholders (the “Custody Agreement”), has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(k) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l) The Ordinary Shares outstanding prior to the issuance of the ADSs to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights. All of the Ordinary Shares issuable upon the conversion of the Series A Convertible Redeemable Preferred Shares of the Company and the outstanding Tranche B Floating Rate Secured Convertible Bonds due 2009 of the Company as described in the Time of Sale Prospectus and the Prospectus have been duly authorized and reserved for issuance, and will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive or similar rights. There are no other outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of capital stock of the Company except as set forth in the Time of Sale Prospectus and the Prospectus.

(m) The Shares underlying the ADSs to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, will conform in all material respects to the description of such Shares contained in the Time of Sales Prospectus and the Prospectus, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(n) The ADSs and the underlying Shares, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all applicable securities laws. Upon payment of the purchase price in accordance with this Agreement at the Closing Date (as defined in Section 5) and each Option Closing Date (as defined in Section 3), the Depositary or its nominee, as the registered holder of the Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the amended and restated memorandum and articles of association of the Company. The Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; ADSs are freely transferable by the Company to or for the account of the several Underwriters; and except as disclosed in the Time of Sale Prospectus and Prospectus, there are no restrictions on the subsequent transfer of the Shares or the ADSs under the laws of the Cayman Islands, Hong Kong Special Administration Region (“Hong Kong”), the British Virgin Islands (the “BVI”), the People’s Republic of China (the “PRC”, which excludes Hong Kong) and the United States.

(o) The terms of the Deposit Agreement, the ADSs and the ADRs conform in all material respects as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(p) The ADSs have been approved for listing on the New York Stock Exchange, Inc. (the “NYSE”), subject to official notice of issuance.

(q) No consent, approval, authorization, or order or qualification of, or filing or registration with, any national, provincial, municipal, local, foreign or other governmental authority, agency or body, any self-regulatory organization or any court or other tribunal or any stock exchange authorities (each a “Governmental Agency”) having jurisdiction over the Company or any Subsidiary (the “Governmental Authorization”) is required for the execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement or the Custody Agreement in connection with the offering and issuance and sale of the ADSs by the Company, except such as (i) have been obtained, and made or will have been obtained and made on or prior to the Closing Date, (ii) may be required under state securities laws and the rules and regulations of the Financial Industry Regulatory Authority (the “FINRA”) or (iii) the absence of which would not have a Material Adverse Effect. No Governmental Authorization is required in connection with the offering of the Directed ADSs in any jurisdiction where the Directed ADSs are being offered, except such as have been obtained or the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

(r) The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Custody Agreement, and the application of the net proceeds from the offering of the ADSs, will not contravene or result in any breach or violation of any provision of applicable law or the amended and restated memorandum and articles of association or other constitutive documents of the Company and any Subsidiary, or any agreement or other instrument binding upon the Company or any Subsidiary that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any Governmental Agency having jurisdiction over the Company or any Subsidiary.

(s) Except as disclosed in or contemplated by the Time of Sale Prospectus and the Prospectus, since the end of the period covered by the most recent audited financial statements included in the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(t) Neither the Company nor any Subsidiary is in violation of its respective constitutive documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant, or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such a violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorization, franchises, licenses and permits (“Licenses”) necessary for the conduct of the business now conducted or proposed in the Time of Sale Prospectus and the Prospectus to be conducted by them and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of Subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect. All of the Licenses possessed by the Company and its Subsidiaries are valid and in full force and effect, and none of the Licenses contains any restriction or condition that would prevent the Company from conducting business in the normal course. None of the Company and the Subsidiaries has any reason to believe that any Governmental Agency is considering modifying, suspending or revoking any Licenses possessed by the Company and its Subsidiaries or that any such Licenses will not be renewed by the relevant Governmental Agency except where any such modification, suspension, revocation or non-renewal would not have a Material Adverse Effect.

(v) The description of the corporate structure of the Company and the various transactions (the “Restructuring”) contributing to the formation of the corporate structure as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Prospectus Summary—Corporate Structure,” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other agreement, contract or other material document relating to the corporate structure or the operation of the Company and its Subsidiaries which has not been previously disclosed or made available to the Underwriters and, to the extent material to the Company, disclosed in the Time of Sale Prospectus and the Prospectus.

(w) Each of the Company and the Subsidiaries has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(x) (i) The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(ii) The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Time of Sale Prospectus, the Prospectus, the Deposit Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(iii) The M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares or the ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Time of Sale Prospectus, the Prospectus, the Deposit Agreement, the Power of Attorney or the Custody Agreement.

(iv) The statements set forth in the Time of Sale Prospectus and the Prospectus under the headings “Risk Factors—Risks Related to Doing Business in China—If we were required to obtain the prior approval of the China Ministry of Commerce, or MOFCOM, for or in connection with our restructuring, or of the China Securities Regulatory Commission, or the CSRC, for or in connection with this offering and the listing and trading of our ADSs on the NYSE, our failure to do so could have a material adverse effect on our business, operating results, reputation and trading price of our ADSs, and may also create uncertainties for this offering,” when taken together with the statements under “PRC Government Regulation—Regulations of Overseas Investments and Listings,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make them misleading in any material respect.

(y) The Restructuring complies with the laws and regulations of the PRC, including, without limitation, the M&A Rules and Related Clarifications, and the SAFE rules and Regulations; all approvals, registrations and consents required for the Restructuring under such laws and regulations have been obtained.

(z) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, representative, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gift or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or to any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; and the Company and, to the knowledge of the Company, its affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa) The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb) None of the Company or, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is an individual or entity (“Person”) that is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC-administered sanctions”), nor is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions; and the Company will not directly or indirectly use the proceeds of the offering of ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that is the subject of OFAC-administered sanctions, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the offering of the ADSs, whether as underwriter, advisor, or otherwise) to violate any OFAC-administered sanctions.

(cc) No material relationships, direct or indirect, or transactions exist between the Company or any Subsidiary on the one hand and their respective affiliates, officers and directors or shareholders owning at least 10% interest in the voting power in the Subsidiaries, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed or reflected in the Time of Sale Prospectus and the Prospectus.

(dd) Except as described in the Time of Sale Prospectus and the Prospectus, none of the directors or officers of the Company, directly or indirectly, owns any interest exceeding 5% of the total issued share capital of, holds any directorships or management positions in any entity that competes with the Company or its Subsidiaries or is a party to any transaction material to the Company or any of its Subsidiaries with any such entity.

(ee) There are no legal, governmental or arbitral proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus, and proceedings that would not, individually or in the aggregate, have a Material Adverse Effect, or materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(ff) Any third-party statistical and market-related data included in a Registration Statement, Time of Sale Prospectus or Prospectus are in all material respects based on or derived from sources that the Company believes to be reliable and accurate.

(gg) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(hh) The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2008, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(jj) The Company and its Subsidiaries (i) are in compliance with any and all applicable domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any Environmental Law, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. There has been no disposal, discharge, emission, contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) The Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or would not materially and adversely affect the value of such property or materially interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be and any real property and buildings held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(ll) Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent, patent rights, copyrights, domain names, licenses, approvals, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Time of Sale Prospectus and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries with respect to any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact that would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries, as the case may be, in violation of any contractual obligation binding on the Company or on any Subsidiary except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, have a Material Adverse Effect.

(mm) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, individually or in the aggregate, have a Material Adverse Effect.

(nn) Each of the Company and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and in accordance with customary industry practice in the PRC; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus.

(oo) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) it has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no “material weakness” in the Company’s “internal control over financial reporting” (whether or not remedied) (as such terms are defined in Rules 13a-15 and 15d-15 under the Exchange Act) and (B) no change in the Company’s internal control over financial reporting that has resulted in a Material Adverse Effect or is reasonably likely to result in a Material Adverse Effect, including any corrective actions with regard to significant deficiencies and material weaknesses.

(pp) The Company and each of its Subsidiaries have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and internal control over financial reporting; such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the board of directors of the Company have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal control that could adversely affect the Company’s ability to record, process, summarize and report financial data; and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weakness, if any, in internal controls have been identified to the Company’s independent auditors. The Company and each of its Subsidiaries have taken all actions necessary as of the date hereof to comply, and to cause their respective officers and directors, in their capacities as such, to comply, in all material respects, with the applicable provisions of the United States Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(qq) Deloitte Touche Tohmatsu, who have certified the financial statements filed with the Commission as part of the Time of Sale Prospectus, the Prospectus and the Registration Statement, are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the United States Public Company Accounting Oversight Board.

(rr) The audited consolidated financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the U.S. GAAP applied on a consistent basis (other than as described therein) the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The other financial data of the Company set forth in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly the information shown therein and have been prepared on a basis consistent with that of the audited financial statements and books and records of the Company. There is no financial statement or schedule (historical or pro forma) that is required to be included in the Time of Sale Prospectus, the Prospectus and the Registration Statement that is not included as required.

(ss) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fully describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (the “Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s management has consulted with its legal advisers and independent registered public accountants with regards to such disclosure.

(tt) The Company and its Subsidiaries have filed all national and local tax returns or assessments of a similar nature (whether imposed directly or through withholding) that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); and, except as set forth in the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect. All government tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment claimed or obtained by the Company or its Subsidiaries are valid and in effect and none has been withdrawn. Neither the Company nor any Subsidiary has received notice of any tax deficiency with respect to the Company or any Subsidiary.

(uu) Neither the Company nor any Subsidiary, nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to, or that has constituted or might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(vv) Except as disclosed in the Time of Sale Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the ADSs may be paid by the Company to the holders thereof in United States dollars and may be freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(ww) (i)(A) Except as disclosed in the Time of Sale Prospectus and the Prospectus, each Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on such Subsidiary’s equity interest; (B) all dividends and other distributions declared and payable upon the equity interests in such Subsidiary’s may be converted into foreign currency that may be freely transferred out of its jurisdiction of incorporation, and (C) all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of its jurisdiction of incorporation and, are otherwise free and clear of any other tax, withholding or deduction in its jurisdiction of incorporation, in each case without the necessity of obtaining any Governmental Authorization in its jurisdiction of incorporation, and (ii) except as is disclosed in the Time of Sale Prospectus and the Prospectus, (A) Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (“JZPTD”) is not currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on JZPTD’s equity interest; (B) all dividends and other distributions declared and payable upon the equity interests in JZPTD may be converted into foreign currency that may be freely transferred out of the PRC and (C) all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any Governmental Authorization in the PRC, except such as have been obtained.

(xx) Except as disclosed in the Time of Sale Prospectus and the Prospectus, under the laws and regulations of each of the Cayman Islands, Hong Kong, the BVI and the PRC or any political subdivision or taxing authority thereof or therein, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in the PRC, Hong Kong, the BVI and the Cayman Islands by or on behalf of the Underwriters to any PRC, Hong Kong, BVI or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Shares represented by the ADSs, the issuance of the ADSs by the Depositary, and the delivery of the ADSs to or for the account of the Underwriters; (ii) the purchase from and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof; (iii) the deposit of the Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the ADSs; (iv) the transactions contemplated by the Custody Agreement; or (v) the execution and delivery of this Agreement, the Deposit Agreement or the Custody Agreement.

(yy) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(zz) The choice of laws of the State of New York as the governing law of this Agreement, the Deposit Agreement and the Custody Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong, the BVI and the

PRC and will be honored by courts in the Cayman Islands, Hong Kong, the BVI and the PRC. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated and appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Custody Agreement or the ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(aaa) Neither the Company nor any Subsidiary, nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, Hong Kong, BVI, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, BVI, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Custody Agreement; and, to the extent that the Company, or any Subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(bbb) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Deposit Agreement and the Custody Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard; (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands; (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties; and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Custody Agreement, any Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands, Hong Kong, the BVI or the PRC.

(ccc) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there is no contract, agreement or understanding between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the ADSs.

(ddd) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or otherwise disclosed to the Underwriters or their counsel, to the knowledge of the Company, there are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(eee) The Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(fff) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, (ii) a trade journalist or publication to write or publish favorable information about the Company or its products, (iii) a governmental official for any purpose, or (iv) any person in violation of the FCPA, as well as applicable non-U.S. anti-bribery laws and regulations.

(ggg) Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to, described in or filed as an exhibit to, the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

(B) The Controlling Shareholder represents and warrants to and agrees with the Independent Underwriter and each of the Underwriters that:

(a) The Controlling Shareholder was not affiliated with Mr. Zhang Songyi, and did not act in concert or have similar arrangements with Mr. Zhang Songyi, at the time of, or in connection with, (i) the acquisition (the “GCL HK Acquisition”) by GCL Silicon Technology Holdings Limited (“GCL HK”) of 64% equity interest in JZPTD pursuant to the Share Transfer Agreement, dated as of November 29, 2006, by and among Guotai Energy Investments Ltd., Beijing Zhongneng Renewable Energy Investments Ltd., Suyuan Group Ltd., Xuzhou Suyuan Group Ltd., Lianyungang Suyuan Group Ltd. and GCL HK (formerly Asia Silicon Technology Holdings Limited), or (ii) the acquisition (the “Boulina Acquisition”) by Boulina Investment Limited (“Boulina”) of shares of Happy Genius Holdings Ltd. pursuant to a Stock Purchase Agreement, dated as of August 10, 2007, by and between Boulina and Mandra Materials Limited.

(b) (i) Each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement and the Prospectus complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to any free writing prospectus.

(d) Transactions relating to the Company’s purchase of 36% equity interest in JZPTD as described in “Prospectus Summary – Corporate Structure – Ownership of Our Business,” including, without limitation, the Company’s purchase of Greatest Joy International Limited, do not violate any provisions in the transaction documents relating to U.S. $275,000,000 Class A Floating Rate Secured Exchangeable Bonds due 2010 issued by Happy Genius Holdings Limited (“Happy Genius”) (“Class A Exchangeable Bonds”), U.S. $137,500,000 Class B Floating Rate Secured Exchangeable Bonds due 2010 issued by Happy Genius (“Class B Exchangeable Bonds”) and U.S. 137,500,000 Class C Floating Rate Secured Exchangeable Bonds due 2010 issued by Happy Genius (“Class C Exchangeable Bonds” and, together with Class A Exchangeable Bonds and Class B Exchangeable Bonds, the “Exchangeable Bonds”).

(e) The Controlling Shareholder has maintained non-immigrant permanent residency in the Philippines since 2002 and residency in Hong Kong since 2004, registered his PRC residency in 2005, and did not stay inside the PRC for more than 183 days during 2007.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with the Independent Underwriter and each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, the performance by such Selling Shareholder of its obligations under, and the consummation of the transactions contemplated by, this Agreement, the Custody Agreement, the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”), the statement of election and questionnaire relating to the number of Shares such Selling Shareholder wishes to sell in the offering in the form of ADSs (the “Statement of Election and Questionnaire”) and the share transfer form relating to the transfer of such Shares to be sold by such Selling Shareholder (the “Share Transfer Form”) will not contravene or result in any breach or violation of any provision of applicable law or the constitutive documents of such Selling Shareholder, or any agreement or other instrument binding upon such Selling Shareholder, or any judgment, order or decree of any Governmental Agency having jurisdiction over such Selling Shareholder.

(c) No consent, approval, authorization or any other Governmental Authorization by any Governmental Agency having jurisdiction over such Selling Shareholder is required for execution and delivery by such Selling Shareholder of, the performance by such Selling Shareholder of such Selling Shareholder’s obligations under, and the consummation of the transactions contemplated by, this Agreement, the Custody Agreement, the Power of Attorney, the Statement of Election and Questionnaire and the Share Transfer Form.

(d) The Custody Agreement, the Power of Attorney, the Statement of Election and Questionnaire and the Share Transfer Form have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their terms.

(e) The Statement of Election and Questionnaire completed by such Selling Shareholder and submitted to the Company on or before [                    ], 2008 does not, and as of the Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

(f) The Power of Attorney constitutes a valid instrument granting the attorney-in-fact named in such Power of Attorney the power and authority stated therein, and permits the attorneys-in-fact to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney, and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(g) Such Selling Shareholder is not prompted by any information concerning the Company or the Subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its ADSs pursuant to this Agreement.

(h) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Such Selling Shareholder has, and on the Closing Date and each Option Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares and the ADSs to be sold by such Selling Shareholder free and clear of any security interest, other encumbrance or adverse claims, and such Shares and ADSs will have been sold in compliance with all applicable securities laws.

(j) Delivery of the Shares and the ADSs to be sold by such Selling Shareholders and payment therefor pursuant to this Agreement will pass valid title to such Shares and ADSs, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares and ADSs without notice of an adverse claim.

(k) Such Selling Shareholder has, and on the Closing Date and each Option Closing Date will have, the legal right and power, and all Governmental Authorizations, to enter into this Agreement, the Custody Agreement, the Power of Attorney, the Statement of Election and Questionnaire and the Share Transfer Form and to sell, transfer and deliver the ADSs to be sold by such Selling Shareholder and to deposit with the Depositary the Shares underlying the ADSs to be sold by such Selling Shareholder.

(l) Upon payment of the purchase price in accordance with this Agreement at the Closing Date and each Option Closing Date, the Depositary or its nominee, as the registered holder of such Shares will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the amended and restated memorandum and articles of association of the Company. Such Shares may be freely deposited by such Selling Shareholders with the Depositary against issuance of ADRs evidencing ADSs; ADSs are freely transferable by such Selling Shareholders to or for the account of the several Underwriters; and except as disclosed in the Time of Sale Prospectus and Prospectus, there are no restrictions on the subsequent transfer of such Shares or the ADSs under the laws of the Cayman Islands, Hong Kong, the BVI, the PRC and the United States.

(m) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that has constituted or might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(n) There is no contract, agreement or understanding between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(o) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or otherwise disclosed to the Underwriters or their counsel, there are no affiliations or associations between any member of FINRA and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the ADSs to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in FINRA rules) such member.

(p) Pursuant to the Custody Agreement to which such Selling Shareholder is a party, certificates in negotiable form for the Shares underlying the ADSs to be sold by such Selling Shareholder pursuant to this Agreement have been placed in custody for the purpose of making delivery of such Shares in accordance with this Agreement; such Selling Shareholder agrees that (i) such Shares represented by such certificates are for the benefit of, and coupled with and subject to the interest of, the Custodian, the attorneys-in-fact of the Selling Shareholders, the Underwriters and the Company, (ii) the arrangements made by such Selling Shareholder for custody and for the appointment of the Custodian and the attorneys-in-fact of the Selling Shareholders by such Selling Shareholder are irrevocable, and (iii) the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability or incapacity of such Selling Shareholder (or, if such Selling Shareholder is not an individual, the liquidation, dissolution, merger or consolidation of such Selling Shareholder) or the occurrence of any event (each, an “Event”); if an Event occurs before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Power of Attorney to which such Selling Shareholder is a party, the Custody Agreement to which such Selling Shareholder is a party and this Agreement, and actions taken by the Custodian and the attorneys-in-fact of the Selling Shareholders pursuant to such Power of Attorney or such Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian or the attorneys-in-fact of the Selling Shareholders, or either of them, shall have received notice thereof.

(q) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Option Closing Date and the completion of the Underwriters’ distribution of the ADSs, any offering material in connection with the offering and sale of the ADSs by the Selling Shareholders, including any free writing prospectus.

(r) Other than as disclosed in the Time of Sale Prospectus and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(s) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive rights, co-sale rights, resale rights, rights of first refusal or similar rights to purchases any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Time of Sale Prospectus and the Prospectus.

(t) Neither such Selling Shareholder, nor, to the best knowledge of such Selling Shareholder, any director, officer, agent, employee or affiliate of such Selling Shareholder a Person that is currently subject to any OFAC-administered sanctions; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that is the subject of OFAC-administered sanctions, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the offering of the Shares, whether as underwriter, advisor, or otherwise) to violate any OFAC-administered sanctions.

(u) Any certificate signed by any officer of such Selling Shareholder or the attorneys-in-fact for such Selling Shareholder under the Power of Attorney and delivered to you or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller, at a purchase price of US$[            ] per ADS (the “Purchase Price”), the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [            ] Additional ADSs at the

Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the ADSs are to be offered to the public initially at US$[            ] per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of US$[            ] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[            ] per ADS, to any Underwriter or to certain other dealers. The public offering price of the Shares is not in excess of the price recommended by the Independent Underwriter, acting as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15).

5. Payment and Delivery. Payment for the Firm ADSs to be sold by each Seller shall be made to such Seller in U.S. dollars in same day funds by Federal Funds wire transfer to an account designated by each Seller and drawn to the order of the applicable Seller against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [            ], 2008 or at such other time on the same or such other date, not later than [            ], 2008, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs to be sold by each Selling Shareholder shall be made to such in Selling Shareholder in U.S. dollars in same day funds by Federal Funds wire transfer to an account designated by each Seller and drawn to the order of the applicable Seller against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [            ], 2008, as shall be designated in writing by you.

The ADRs representing the Firm ADSs or the Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Such ADRs representing the Firm ADSs or the Additional ADSs shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with the offering contemplated hereby or the process leading thereto.

The Company hereby confirms its engagement of the services of the Independent Underwriter, and the Independent Underwriter hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) with respect to the offering and sale of the Shares.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date are subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than [12:00 p.m.] (New York City time) on the date hereof or such later date as has been consented to by the Underwriters.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, other than as set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) Prior to and on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company after due inquiry, shall be contemplated by the Commission.

(c) The representations and warranties of the Company and the Selling Shareholders contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and each of the Company and the Selling Shareholders shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(e) The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, United States counsel for the Company, dated the Closing Date, substantially in the form of Exhibit A hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Appleby, Cayman Islands counsel for the Company, dated the Closing Date, substantially in the form of Exhibit B hereto.

(g) The Company shall have requested and caused Grandall Legal Group, PRC counsel for the Company, to have furnished to the Company its opinion dated the Closing Date, substantially in the form of Exhibit C hereto, together with a consent letter in a form satisfactory to you permitting the Company to provide its opinion to the Underwriters; such consent letter shall be in form and substance satisfactory to the Underwriters; the Company shall have delivered to the Underwriters an officer’s certificate attaching such opinion stating that it is a true copy and has not been amended or withdrawn.

(h) The Underwriters shall have received on the Closing Date an opinion of Li & Partners, Hong Kong counsel for the Company, dated the Closing Date, substantially in the form of Exhibit D hereto.

(i) The Underwriters shall have received on the Closing Date an opinion of Appleby, BVI Islands counsel for the Company, dated the Closing Date, substantially in the form of Exhibit E hereto.

(j) The Underwriters shall have received on the Closing Date an opinion of [                    ], United States counsel for the Selling Shareholders, dated the Closing Date, substantially in the form of Exhibit F hereto.

(k) The Underwriters shall have received on the Closing Date an opinion of local counsel for each Selling Shareholder dated the Closing Date, substantially in the form of Exhibit G hereto.

The opinions of Milbank, Tweed, Hadley & McCloy LLP, Appleby (as the Company’s Cayman Islands counsel), Grandall Legal Group, Li & Partners and Appleby (as the Company’s BVI Islands counsel) described in Sections 6(e), 6(f), 6(g), 6(h) and 6(i) above and any opinions of counsel for any Selling Shareholder described in Sections 6(j) and 6(k) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(l) The Underwriters shall have received on the Closing Date an opinion of Clifford Chance US LLP, counsel for the Depositary, dated the Closing Date, substantially in the form of Exhibit H hereto.

(m) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

(n) The Underwriters shall have received on the Closing Date an opinion of Jun He Law Offices, PRC counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

(o) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the attorneys-in-fact for each Selling

Shareholder under the Power of Attorney, to the effect that, as of the Closing Date, they have not been informed that: (i) the representations and warranties made by such Selling Shareholder herein are not true or correct as of the Closing Date; or (ii) such Selling Shareholder has not complied with any obligation or satisfied any condition which is required to be performed or satisfied on the part of such Selling Shareholder as of the Closing Date.

(p) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(q) The “lock-up” agreements, (i) each substantially in the form of Exhibit I hereto, between you and each of the Selling Shareholders, the Company’s directors and executive officers, the Company’s other existing holders of Ordinary Shares, relating to sales and certain other dispositions of Ordinary Shares or ADSs or certain other securities shall have been delivered to you on or before the date hereof and shall be in full force and effect on the Closing Date, and (ii) each substantially in the form of Exhibit K hereto, between you and holders and owners of economic and beneficial ownership interests in the Exchangeable Bonds, relating to sales and certain other dispositions of the 2008 Convertible Bonds, the Ordinary Shares, ADSs or certain other securities, shall have been delivered to you on or before the date hereof and shall be in full force and effect on the Closing Date.

(r) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Shares and the issuance of the ADSs corresponding to such Shares in accordance with the Deposit Agreement.

(s) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to you of one of its authorized officers with respect to the deposit with it of the Shares represented by the ADSs against issuance of the ADRs evidencing the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as you may reasonably request.

(t) Each Selling Shareholder shall have delivered to the Underwriters a Power of Attorney, a Custody Agreement, a Statement of Election and Questionnaire and a Stock Transfer Form, in each case duly executed and in form and substance satisfactory to the Underwriters.

(u) You shall have received from the Custodian a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(v) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Time of Sale Prospectus and the Prospectus as of the Closing Date, as you may reasonably request.

(w) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(x) There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in your sole judgment would make it inadvisable to proceed with the public offering or the delivery of the Shares and the ADSs on the terms and in the manner contemplated in this Agreement (including any such development that results in PRC counsel to the Company not being able to confirm, on the Closing Date, its opinion dated the Launch Date).

(y) The Company shall have entered into a side letter agreement with the Depositary, substantially in the form and substance set forth in Exhibit J hereto (the “Depositary Letter”), instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept any deposit by the persons specified therein of any Ordinary Shares in the Company’s ADR facility or issue any new ADRs evidencing the ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.

(z) The ADS representing the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(aa) No Exchangeable Bonds shall be outstanding as of the Closing Date. The Holders of the Exchangeable Bonds shall be been paid in full and the Exchangeable Bonds shall have been exchanged into 3% Convertible Senior Notes due 2010 issued by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and its Subsidiaries, the due authorization and issuance of the Shares underlying the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Shares underlying the Additional ADSs.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional ADSs on the applicable Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Additional ADSs, may be terminated by you by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 8 and except that Sections 1, 2, and 10 shall survive any such termination and remain in full force and effect.

Notwithstanding the immediately preceding paragraph, you may in your sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

7. Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a) To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b) To furnish to you, without charge, four signed copies of each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the later of the date of this Agreement or the effective date of the Registration Statement and during the period mentioned in Section 7(g) or 7(h) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement without your consent, such consent not to be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus without your consent, such consent not to be unreasonably withheld.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) To advise you promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(g) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h) If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i) To endeavor to qualify the Shares and the corresponding ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(j) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to you (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(l) To apply the net proceeds to the Company from the sale of the ADSs in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by

Rule 463 under the Securities Act; not to use, and to cause the Subsidiaries not to use, the proceeds from the sale of the ADSs, directly or indirectly, for any purpose or activity that would cause the Company, the Underwriters or any purchaser of the ADSs to be in violation of the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with any government or any person or entity that is subject to any OFAC-administered sanctions.

(m) Not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(n) To comply with, and to use commercially reasonable efforts to cause its directors and officers to comply with, the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(o) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed ADSs are offered in connection with the Directed Share Program.

(p) In connection with the Directed Share Program, to ensure that the Directed ADSs will be restricted to the extent required by FINRA or FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement (it being understood that you will notify the Company as to which Participants will need to be so restricted); and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(q) To pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(r) To comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and the applicable Option Closing Date.

(s)(i) Not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the ADSs, to use commercially reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) to use commercially reasonable efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(t) To comply with the SAFE Rules and Regulations, and to use its best efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(u) To do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or each Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm ADSs and the Additional ADSs.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise; (3) file any registration statement with the Commission relating to the offering of any shares of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs; or (d) publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, or file any such registration statement.

The restrictions contained in the preceding paragraph shall not apply to (a) the ADSs to be sold hereunder and the underlying Shares, (b) the issuance by the Company of Ordinary Shares or ADSs upon the exercise of warrant or the conversion of a security outstanding on the date hereof to which the Underwriters have given prior written consent, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares during the 180 day restricted period or (d) the issuance of Ordinary Shares in connection with the acquisition of, or a joint venture with, another company if the aggregate number of Ordinary Shares issued in such transactions, taken together, does not exceed 2% of the aggregate number of Ordinary Shares represented by

ADSs in the offering, provided that in the case of any issuance pursuant to clause (d), (i) each distributee or grantee shall enter into a written agreement substantially in the form of Exhibit I hereto and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the 180 day restricted period. In addition, the Company shall not facilitate any conversion or exchange of Ordinary Shares or ADSs during the 180 day restricted period without the prior written consent of the Representatives. Notwithstanding the foregoing, if (a) during the last 17 days of the 180 day restricted period the Company issues an earnings release relating to the Company occurs; or (b) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180 day restricted period.

8. Covenants of the Selling Shareholders.

Each Selling Shareholder, in addition to its other agreements and obligations hereunder, severally and not jointly, covenants with each Underwriter as follows:

(a) Such Selling Shareholder will not prepare, or have prepared on its behalf, or use or refer to, any free writing prospectus, nor will it distribute any written materials in connection with the offer or sale of the ADSs.

(b) Such Selling Shareholder will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(c) During the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, such Selling Shareholder will advise the Underwriters promptly, and will confirm such advice in writing to the Underwriters, of any change in the information relating to such Selling Shareholder in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(d) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(e) Such Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or Form W-9, as applicable (or other applicable form or statement specified by United States Treasury Department regulations in lieu thereof).

9. Expenses.

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsel and accountants and counsel(s) for the Selling Shareholders, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the ADSs under state or foreign securities laws and all expenses in connection with the qualification of the Shares and the ADSs for offer and sale under state or foreign securities laws as provided in Section 7(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs by FINRA, including the fees and expenses, including any counsel fees incurred on behalf of, or disbursements by the Independent Underwriter in its capacity as “qualified independent underwriter” within the meaning of Rule 2720 of FINRA Conduct Rules, (vi) all costs and expenses incident to listing the ADSs on the NYSE and any registration thereof under the Exchange Act, (vii) the costs and expenses of qualifying the ADSs for inclusion in the book-entry settlement system of the DTC, (viii) the cost of printing ADRs corresponding to the ADSs, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (xi) the document production charges and expenses associated with the printing and delivery of this Agreement, the agreement among Underwriters, any dealer agreements, any Powers of Attorney, any Custody Agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the ADSs, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (xii) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xiii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section. The Company hereby agrees with the Underwriters that it will pay any such amount not so paid by any Selling Shareholder. It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution” and Section 12 entitled “Directed Share Program Indemnification”, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

(b) The Sellers will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares or the ADSs and on the execution and delivery of this Agreement. All payments to be made by the Sellers hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever (other than net income taxes and franchise taxes imposed in lieu of net income taxes by the PRC or the Cayman Islands as a result of activities other than the execution of this Agreement or the transactions contemplated by this Agreement, or by the jurisdiction under the laws of which the Underwriter is organized or has its principal place of business) unless the Sellers are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Sellers shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c) The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company and the Controlling Shareholder, severally but not jointly, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (“Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, whether threatened or commenced, and regardless of whether the Underwriter Entity is a party thereto) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) The Selling Shareholders, severally but not jointly, agree to indemnify and hold harmless each Underwriter Entity from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that, (i) if any of the Selling Shareholders sells any ADSs in the offering, the liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate gross proceeds minus underwriting discounts and commissions from the sale of the ADSs sold by such Selling Shareholder under this Agreement or (ii) if none of the Selling Shareholder is able to sell any ADSs in the offering, the foregoing indemnity granted by the Selling Shareholders is limited to statements or omissions made in reliance upon information relating to such Selling Shareholders furnished to the Company in writing by such Selling Shareholders expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h), the Prospectus or any amendments or supplements thereto.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d) The Company, the Controlling Shareholder and the Selling Shareholders, severally but not jointly, agree to indemnify and hold harmless HSBC Securities (USA) Inc., in its capacity as Independent Underwriter, each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Independent Underwriter within the meaning of Rule 405 under the Securities Act (“Independent Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, whether threatened or commenced, and regardless of whether the Independent Underwriter Entity is a party thereto, as such expenses are incurred), joint or several, to which the Independent Underwriter may become subject, under the Securities Act, the Exchange Act or other non-US, US Federal, state, provincial or territorial statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or omission to act or any alleged act or omission to act by HSBC Securities (USA) Inc. as Independent Underwriter in

connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except insofar as such losses, claims, damages or liabilities result from the gross negligence or bad faith of HSBC Securities (USA) Inc. in performing the services as Independent Underwriter.

(e) In case any suit, action, proceeding (including any governmental investigation) claim or demand shall be brought or asserted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), 11(c) or 11(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 11(a), 11(b), 11(c) or 11(d) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 11(a), 11(b), 11(c) or 11(d). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (1) the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, (2) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (3) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by you. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 11(d) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for HSBC Securities (USA) Inc., in its capacity as a “qualified independent underwriter”, and all Independent Underwriter Entities. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(f) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 11(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(f)(i)

above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, the Controlling Shareholder and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter Entity from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed ADSs that the Participant agreed to purchase; or (iii) otherwise arising out of the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Underwriter Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Underwriter Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Underwriter Entity, shall retain counsel reasonably satisfactory to the Underwriter Entity to represent the Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Entities. Any such separate firm for the Underwriter Entities shall be designated in writing by you. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (B) the Company shall not have reimbursed the Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without your prior written consent, effect any settlement of any pending or threatened proceeding in respect of which any Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Underwriter Entity, unless such settlement (i) includes an unconditional release of the Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to an Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand from the offering of the Directed ADSs or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand in connection with the offering of the Directed ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed ADSs (before deducting expenses) and the total underwriting discounts and commissions received by the Underwriter Entities for the Directed ADSs, bear to the aggregate Public Offering Price of the Directed ADSs. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Underwriter Entities in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 12, no Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed ADSs distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Entity or the Company, its officers or directors or any person controlling the Company, or (iii) acceptance of and payment for any of the Directed ADSs.

13. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Market or other relevant exchanges, or any setting of minimum or maximum prices for trading on such exchange; (ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, the PRC or other relevant jurisdiction shall have occurred; (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal, New York State, Cayman Islands, PRC or other relevant foreign country authorities; or (v) there shall have occurred any outbreak or escalation of hostilities, any attack, or act of terrorism, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus, or to enforce contracts for the sale of the ADSs, whether in the primary market or in respect of dealings in the secondary market.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased hereunder, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Sellers shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this

Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the ADSs: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument but all such counterparts shall together constitute one and the same agreement.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Submission to Jurisdiction; Appointment of Agent for Service. Each Seller hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the ADSs or any transactions contemplated hereby. Each Seller irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the ADSs or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each Seller irrevocably appoints CT Corporation System, 111 Eighth

Avenue, New York, NY 10011, the United States of America, as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company and the Selling Shareholders in any such suit or proceeding. Each Seller further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

19. Judgment Currency. The obligation of any Seller pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the relevant Seller agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the relevant Seller an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt, and (i) if to the Underwriters, shall be delivered, mailed or sent to (A) Morgan Stanley & Co. International plc at 25 Cabot Square, Canary Wharf, London, E14 4QA, United Kingdom, to the attention of Head of Capital Markets and (B) Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, NY 10010-3629, the United States of America, to the attention of Legal & Compliance Department; (ii) if to the Company, shall be delivered, mailed or sent to GCL Silicon Technology Holdings Inc., Suite 3601, Two Exchange Square, Central, Hong Kong; and (iii) if to the Selling Shareholders, shall be delivered, mailed or sent to [            ], to the attention of [            ]; and (iv) if to the Independent Underwriter, shall be delivered, mailed or sent to HSBC Securities (USA) Inc., to the attention of the Office of the General Counsel.

[Signature Pages Follow]

Very truly yours,

GCL SILICON TECHNOLOGY HOLDINGS INC.

By:
Name:
Title:

ZHU GONGSHAN

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE I HERETO, ACTING SEVERALLY

By:
Attorney-in-Fact

Accepted as of the date hereof

MORGAN STANLEY & CO. INTERNATIONAL PLC

CREDIT SUISSE SECURITIES (USA) LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

SCHEDULE I

Selling Shareholders	Number of Firm ADSs To Be Sold
[ ]
[ ]
[ ]

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm ADSs To Be Purchased
Morgan Stanley & Co. Incorporated
Credit Suisse Securities (USA) LLC
HSBC Securities (USA) Inc.
Cowen and Company, LLC
Piper Jaffray & Co.

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information to be included on Schedule II if a final term sheet is not used] [to be discussed]

III-1

SCHEDULE IV

Subsidiaries of the Company

Name of Subsidiary	Jurisdiction of Incorporation
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.	PRC

Sun Wave Group Ltd.	BVI

Greatest Joy International Limited	BVI

GCL Silicon Technology Holdings Limited	Hong Kong

Speedy Gain Limited	Hong Kong

Asia Silicon Technology Development Limited	Hong Kong

Asia Silicon Technology Development Holdings Limited	Hong Kong

Richmore International Development Limited	Hong Kong

Taixing Zhongneng Far East Silicon Co., Ltd.	PRC

IV-1

EXHIBIT A

Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP

to be delivered pursuant to Section 6(e)

1. The Underwriting Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2. The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

3. The Custody Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

4. Upon due issuance and delivery by the Depositary of ADRs evidencing ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

5. The execution and delivery of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement by the Company, the issuance by the Company of the Shares to be presented by the ADSs, the deposit of the Ordinary Shares with the Depositary against issuance of the ADSs, and the issuance and sale of the ADSs by the Company to the Underwriters pursuant to the Underwriting Agreement and the Deposit Agreement, do not:

(i) result in the breach of or a default under any of the agreements listed on Schedule 1 to such opinion;

(ii) violate any Applicable Law; or

(iii) require any Government Approvals, except such as have been made or obtained prior to the date hereof or as may be required under state securities or “blue sky” laws of any jurisdiction, as to which we express no opinion.

6. For the purposes of this opinion, (i) the term “Applicable Law” means laws, rules and regulations of any Governmental Authority which, in such counsel’s experience, are normally applicable to the type of transactions contemplated by the Underwriting Agreement and the laws of the State of New York; (ii) the term “Governmental Authority” means any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body; and (iii) the term “Governmental Approval” means any consent, authorization, approval or order of, or registration, qualification or filing with, any Governmental Authority under Applicable Law.

7. Each of the Registration Statements, the ADS Registration Statement and the Exchange Act Registration Statement has become effective under the Act or the Exchange Act, as the case may be. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on [                ], 2008, no stop order suspending the effectiveness of the Registration Statements has been issued under the Act or the Exchange Act, as the case may be, and no proceedings therefor have been initiated or are pending or contemplated by the Commission. The filing of the pursuant to Rule 424(b) Prospectus has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

8. Each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement as of its respective effective date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements of the Act and the rules and regulations of the Commission thereunder.

9. The statements in the Time of Sale Prospectus and the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to describe or summarize the terms of the ADSs and the Deposit Agreement, and under the caption “Shares Eligible for Future Sale,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, are accurate descriptions or summaries in all material respects.

10. The Company is not required to, and immediately after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, the Company will not be required to, register as an investment company under the Investment Company Act of 1940, as amended.

11. Pursuant to Section 18 of the Underwriting Agreement and Section [    ] of the Deposit Agreement, under the laws of the State of New York the Company has validly (a) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (b) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement or the Deposit Agreement, (c) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and (d) appointed CT Corporation System as its authorized agent for the purpose described in Section 18 of the Underwriting Agreement and Section [    ] of the Deposit Agreement. Service of process in the manner set forth in Section 18 of the Underwriting Agreement and Section [    ] of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement and the Deposit Agreement in any such court.

12. To the best of such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed.

13. Subject to the limitations and qualifications stated therein, the statements set forth in the Time of Sale prospectus and the Prospectus under the caption “Taxation—Material United States Federal Tax Consideration,” in each case to the extent that they purport to summarize the U.S. federal income tax laws referred to therein, fairly summarize in all material respects such U.S. federal income tax laws.

14. In addition, no facts came to such counsel’s attention that caused it to believe that:

•

either the Registration Statement, at the time it became effective on [                ], 2008, including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Act, or the Registration Statement, at the time it became effective on [                ], 2008, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Time of Sale Prospectus as of [    ] [p.m. / a.m.], New York time on [                ], 2008 (together with the specified free writing prospectuses), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included therein, or omitted therefrom.

EXHIBIT B

Form of Opinion of Appleby

to be delivered pursuant to Section 6(f)

Terms used but not otherwise defined in this exhibit shall have the same meanings assigned to them in the Underwriting Agreement.

(i) The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands, with full corporate power and authority to own its property and assets and to carry on its business in accordance with the Company’s Amended and Restated Memorandum and Articles of Association and as described in the Time of Sale Prospectus and the Prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement, the Deposit Agreement, the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement.

(ii) The Company is in good standing with the Registrar of Companies in the Cayman Islands.

(iii) The Company has the authorized and issued share capital as set forth under the caption “Actual” in the Section headed “Capitalization” in the Time of Sale Prospectus and the Prospectus, and, immediately after (A) the automatic conversion of all outstanding Series A Convertible Redeemable Preferred Shares of the Company into 1,666,700 of Ordinary Shares, (B) the automatic redemption of all outstanding Tranche A Floating Rate Secured Redeemable Bonds due 2009 of the Company and (c) the conversion of all outstanding Tranche B Floating Rate Secured Convertible Bonds due 2009, into [            ] of Ordinary Shares, the Company will have the authorized and issued share capital as set forth under the caption “Pro Forma” therein, and, after giving effect to (A), (B) and (C) above, and taking into consideration the issuance and sale of the Firm ADSs, the Company will have the authorized and issued share capital as set forth under the caption “As Adjusted” therein. All of the issued share capital of the Company including the Ordinary Shares issued and delivered in accordance with the terms of the Underwriting Agreement and the Deposit Agreement, have been or will be duly and validly authorized and issued, as fully paid and non-assessable, conform with the laws of the Cayman Islands, following conversion are free from any restriction on voting or transfer under the laws of the Cayman Islands and the Company’s Amended and Restated Memorandum and Articles of Association, are not subject to any pre-emptive or similar rights under Cayman Islands laws or the Company’s Amended and Restated Memorandum and Articles of Association, conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus and will be registered in the Company’s register of members. When allotted, issued and paid for and registered in the register of members (shareholders), shares are considered to be legally issued and allotted, fully paid and non-assessable.

(iv) The execution and delivery of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement by the Company and the performance of its obligations thereunder, the issuance and sale of the ADSs, the execution and filing of the

Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have been duly authorized and approved by all necessary corporate action of the Company, and the execution and delivery of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of the Company’s Amended and Restated Memorandum and Articles of Association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

(v) Each of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement has been duly executed and delivered for and on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms.

(vi) The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed by and on behalf of the Company.

(vii) No authorizations, consents, orders, permissions or approvals are required from any governmental or judicial authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority, judicial or regulatory body is required in connection with:

(a) the execution and delivery of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement;

(b) the performance of any obligation under the Underwriting Agreement, the Deposit Agreement and the Custody Agreement; and

(c) the payment of any amount under the Underwriting Agreement, the Deposit Agreement and the Custody Agreement.

(viii) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Deposit Agreement or the Custody Agreement that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

(ix) The statements in the Time of Sale Prospectus and the Prospectus under “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Description of Share Capital” and “Taxation – Cayman Islands Taxation” and the statements in the Registration Statement under Part II, Item 6, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

(x) No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands, or which under the present laws of the Cayman Islands could in the future become imposed, in respect of:

(a) the execution or delivery of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement or the performance by any of the parties of their respective obligations or enforcement of the Underwriting Agreement, the Deposit Agreement or the Custody Agreement unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$[    ] (US$[    ]) for each of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement will be payable;

(b) the issuance and sale of the Ordinary Shares by the Company pursuant to the terms of the Underwriting Agreement;

(c) the entering of the Custodian as the registered holder of the Ordinary Shares;

(d) the issue to and deposit with the Custodian on behalf of the Depositary of the Ordinary Shares against the issuance of ADSs for the account of the Underwriters; or

(e) the sale and delivery outside of the Cayman Islands by the Underwriters of the ADSs to the initial purchasers thereof.

(xi) There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

(a) the execution, delivery, performance or enforcement of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement;

(b) any payment of any nature to be made by the Company under the Underwriting Agreement, the Deposit Agreement and the Custody Agreement;

(c) the issuance and sale of the Ordinary Shares by the Company; or

(d) the payment of dividends and other distributions declared and payable on the Ordinary Shares, and the payment of such dividends and other distributions by the Depositary or its nominee to holders of ADSs pursuant to the Deposit Agreement.

(xii) The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

(xiii) The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choices of the laws of New York to govern the Underwriting Agreement, the Deposit Agreement and the Custody Agreement will be upheld as valid choices of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choices of law in a suit on the Underwriting Agreement, the Deposit Agreement or the Custody Agreement brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under the Underwriting Agreement, the Deposit Agreement or the Custody Agreement could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of the Underwriting Agreement, the Deposit

Agreement or the Custody Agreement in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

(xiv) The submission to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, the City of New York, the appointment of CT Corporation System to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York Court, pursuant to the Underwriting Agreement, the Deposit Agreement and the Custody Agreement, is legal, valid and binding on the Company.

(xv) No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary.

(xvi) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to the Underwriting Agreement, the Deposit Agreement or the Custody Agreement without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

(xvii) There were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands.

(xviii) There is no exchange control legislation under Cayman Islands laws and accordingly there are no exchange control regulations imposed under Cayman Islands laws.

(xix) The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Underwriting Agreement, the Deposit Agreement or and the Custody Agreement, and the Company is subject to civil and commercial law with respect to its obligations under the Underwriting Agreement, the Deposit Agreement and the Custody Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

(xx) So far as the laws of the Cayman Islands are concerned, each of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company.

(xxi) Such counsel has reviewed the register of members of the Company. As of the date hereof, there are no entries or notations indicating any third party interests, including any security interest, on the register of members of the Company.

(xxii) Neither the Underwriters nor the Depositary will be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation, execution or delivery of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement or the entering into of, the exercise of their rights, the performance of their obligations under or the enforcement of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement.

(xxiii) Neither the Underwriters nor the Depositary will be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Underwriting Agreement, the Deposit Agreement or the Custody Agreement.

(xxiv) The summaries of the Memorandum and Articles of Association of the Company and of relevant provisions of the Cayman Islands Companies Law contained in the Time of Sale Prospectus and the Prospectus are true, accurate and complete in the context in which they appear.

(xxv) The form of certificate used to evidence the Ordinary Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Company’s Memorandum and Articles of Association.

(xxvi) There are no restrictions under Cayman Islands laws that would prevent the Company from paying dividends to shareholders in U.S. dollars or any other currency, nor is it necessary under the laws of the Cayman Islands that any of the agreements or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order for the Company to pay dividends to shareholders in U.S. dollars or any other currency.

EXHIBIT C

Form of Opinion of Grandall Legal Group

to be delivered pursuant to Section 6(g)

Under a [circular issued by the China Securities Regulatory Commission on December 3, 2007 regarding the interpretation to Article 11 of “The Measures for the Administration of the Provisions of Securities Legal Services by Law Firms”], such counsel is not permitted to address this opinion to the Underwriters in the Offering.

“PRC Laws” means all applicable laws, regulations, rules, judgments, orders, writs, decrees, guidelines, judicial interpretations and other legislation of the PRC and the PRC Authority in effect on the date of this opinion.

“JZPTD” means Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

“PRC Company” means JZPTD or any of its subsidiaries; collectively, these entities are referred to as “PRC Companies.”

Terms used but not otherwise defined in this exhibit shall have the same meanings assigned to them in the Underwriting Agreement.

Simultaneously with the issuance of this Opinion and dated as of the date hereof, such counsel has issued an opinion letter (the “Restructuring Opinion”) to the Underwriters concerning certain legal matters regarding the Restructuring (defined below) under PRC Laws. The Restructuring Opinion is in form and substance identical to the opinion letter filed as Exhibit 99.5 to the Registration Statement on July [            ], 2008, except that the Restructuring Opinion contains the additional opinions set forth as Opinions [    ] and [    ] therein. The Restructuring Opinion is incorporated by reference herein in its entirety.

1.

Each PRC Company has been duly organized and is validly existing as a wholly-foreign owned enterprise under PRC Laws, with full legal person status and in good standing under PRC Laws. The articles of association and other constitutive documents of each PRC Company and the business license each PRC Company comply with the requirements of applicable PRC Laws and are in full force and effect. Upon closing of the Offering and the completion of the Company’s purchase of equity interest in JZPTD from Sun Wave Group Ltd. and Greatest Joy International Limited, the Company will own, through GCL Silicon Technology Holdings Limited, 100% of the equity interest in JZPTD. Each of JZPTD and Taixing Zhongneng Far East Silicon Co., Ltd. (“Taixing”) and has been duly qualified as a foreign invested enterprise and is in compliance with all applicable PRC Laws and regulations. The liabilities of the Company in respect to equity interest held in JZPTD are limited to the registered capital of JZPTD. As of the date hereof, to the best of such counsel’s knowledge after due inquiry, no steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, any PRC Company.

2.	Each PRC Company has full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business as presently conducted and as described in the Time of Sale Prospectus and the Prospectus.

3.	Each PRC Company has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions; each lease agreement to which such PRC Company is a party is legally executed; the leasehold interests of such PRC Company are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under PRC Laws; and neither the Company nor any PRC Company owns, operates, manages or has any other right or interest in any other material real property of any kind in the PRC.

4.	Each PRC Company has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, “Governmental Authorizations”) with, all governmental or regulatory agencies or courts in the PRC (“Governmental Agencies”) to own, lease, license and use its properties and assets and conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, and such Governmental Authorizations contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus. Such Governmental Authorizations are in full force and effect, and such PRC Company is in compliance with the provisions of all such Governmental Authorizations. To the best of such counsel’s knowledge after due inquiry, such counsel has no reason to believe that any Governmental Agency is considering modifying, suspending or revoking any such Governmental Authorizations, or that any such Governmental Authorizations will not be renewed by the relevant Governmental Agency.

5.	The application of the net proceeds to be received by the Company from the Offering as contemplated by the Time of Sale Prospectus and the Prospectus will not contravene (A) any provision of applicable PRC Laws, rules or regulations, or the articles of association or other constitutive or organizational documents or business license of any PRC Company; or (B) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any PRC Company is a party or by which it or any of its properties is bound, or any judgment, order or decree of any PRC Governmental Agency.

6.	There are no outstanding guarantees or contingent payment obligations of any PRC Company in respect of indebtedness of third parties except as disclosed in the Time of Sale Prospectus and the Prospectus.

7.	Except as disclosed in the Time of Sale Prospectus and the Prospectus, none of the PRC Company is in breach or violation of or in default under its articles of association, business license or any other constitutive or organizational documents. In addition, neither the Company nor any PRC Company is in breach or violation of (A) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument governed by the PRC Law to which the Company or any PRC Company is a party or by which any of them or any of their respective properties may be bound , or (B) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or any PRC Company (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under).

8.	There are no legal, governmental, administrative or arbitrative proceedings before or by any Governmental Agency pending or threatened against, or involving the properties or business of, the Company or any PRC Company or to which any of the properties of the Company or any PRC Company is subject.

9.	All of the equity interests in each PRC Company have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned as set forth in the Registration Statement, the Time of Sale Prospectus the Prospectus, free and clear of all liens, security interest, mortgage, pledge, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims or third party rights; each PRC Company has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC Laws for the ownership interest by its respective holders; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in such PRC Company.

10.	The ownership structure, business and operation models of each PRC Company, including, without limitation, the ownership structure, business and operation models of JZPTD as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Prospectus Summary - Corporate Structure”, comply with, and immediately after the Offering will comply with, all existing PRC Laws.

11.

All dividends and other distributions declared and payable on the Company’s equity interests in JZPTD in Renminbi may under the current laws and regulations of the PRC be payable in foreign currency and may be freely transferred out of the PRC, and such dividends will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be paid without the necessity of obtaining any Government Authorization from any Governmental Agency in the PRC except for standard foreign exchange procedure.

12.	Each contract listed on Schedule I hereto (the “Material Contracts”) has been duly authorized, executed and delivered by a PRC Company and such PRC Company has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; JZPTD had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; such Material Contract constitutes the legal, valid and binding obligation of the Company or such PRC Company (as the case may be), enforceable against the Company, such PRC Company (as the case may be) in accordance with its terms; to the extent applicable, such Material Contract has been properly transferred, amended or assigned such that the Company is the obligor and beneficiary under such Material Contract and such transfers, amendments or assignments were duly authorized, executed and delivered by the parties to the applicable Agreement; all Governmental Authorizations required in the PRC for such transfers, amendments or assignments, to the extent applicable, have been duly obtained and are in full force and effect; and all necessary steps for such transfers, amendments or assignments have been taken and all consents required from all counter parties to such Material Contract have been duly obtained and are in full force and effect.

13.	All matters of PRC Laws and practice relating to the Company, the PRC Companies and their respective businesses and other statements with respect to or involving PRC Laws set forth in the Time of Sale Prospectus and the Prospectus are correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

14.	Each PRC Company owns, or possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it in the PRC. To the best of such counsel’s knowledge after due inquiry, neither the Company nor any PRC Company has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing; neither the Company nor any PRC Company is infringing, misappropriating or violating any intellectual property right of any third party in the PRC; and to the best of such counsel’s knowledge after due inquiry, no legal or government proceedings, actions or claims have been asserted or are pending or threatened against the Company or any PRC Company that relate to the intellectual property rights owned or used by the Company or any PRC Company.

15.	(A) To the best of such counsel’s knowledge after due inquiry, the PRC tax laws and regulations applicable to the activities of the Company and the PRC Companies in the PRC (including regulatory fees, capital gain, income, sales, withholding or other taxes and stamp or other issuance or transfer taxes or duties to which the Company or the PRC Companies may apply due to the conduct of activities in the PRC) are assessed or applicable to the Company and the PRC Companies in substantially the same manner as are currently assessed or applicable to any similar enterprise engaging in the solar power business and activities in the PRC and (B) there are no material PRC fees, capital gain, withholding or other taxes that are or will become applicable to the Company and the PRC Companies as a consequence of completion of the Offering that have not been described in the Time of Sale Prospectus and the Prospectus.

16.	(i) The execution and delivery by the Company of, the performance by the Company of its obligations under, Underwriting Agreement, the Deposit Agreement and the Custody Agreement, and the consummation by the Company of the transactions contemplated therein, (ii) the conduct of the business and operations of the Company or the PRC Companies as described in the Time of Sale Prospectus and the Prospectus, including the issue and sale of the ADSs and the Ordinary Shares under the Underwriting Agreement, the Deposit Agreement and the Custody Agreement, and (iii) the compliance by the Company with all of the provisions of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which JZPTD is a party or by which it or any of its properties or assets are bound, (B) do not and will not result in any violation of the provisions of the articles of association, business licenses or any other constitutive documents of any PRC Company, and (C) do not and will not result in any violation of any PRC Law or any order, rule or regulation of any Governmental Agency,

17.	No Governmental Authorization from any PRC Governmental Agency is required for (i) the issue and sale of the ADSs and the Ordinary Shares at the Closing Date to be sold by the Company under the Underwriting Agreement, the Deposit Agreement and the Custody Agreement, (ii) the deposit of the Ordinary Shares represented by the ADSs with the Depositary or its nominee, (iii) the consummation by the Company and the Depositary of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement and the Custody Agreement, as applicable and (iv) the compliance by the Company with all of the provisions of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement, as applicable.

18.	There are no reporting obligations under the PRC Law on non-PRC holders of the ADSs or the Ordinary Shares.

19.	Each of the Company and the PRC Companies is currently in compliance with all applicable PRC Laws, including all PRC Laws relating to bribery, anti-corruption or similar areas.

20.	As a matter of the PRC law, no holder of the ADSs or the Ordinary Shares who is not a PRC resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such ADSs or Ordinary Shares. There are no limitations under the PRC Law on the rights of holders of the ADSs or the Ordinary Shares who are not PRC residents to hold, vote or transfer their securities, nor any statutory preemptive rights or transfer restrictions applicable to the ADSs or the Ordinary Shares.

21.	The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Management,” “Description of Share Capital,” “Related Party Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “PRC Government Regulation” “Enforceability of Civil Liabilities” and “Taxation, “ insofar as such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by the PRC Law, are true and accurate, and fairly present or fairly summarize the material respects of the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain and will not contain an untrue statement of a material fact, and did not omit and will not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

22.	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, the PRC Companies, any Underwriter or the Depositary to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the ADSs and the Ordinary Shares, (B) the deposit with the Depositary of Ordinary Shares by the Company pursuant to the Deposit Agreement against issuances of the ADSs, (C) the sale and delivery by the Company of the ADSs to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement and the Deposit Agreement, or (D) the execution, delivery and performance of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement by the Company.

23.	The entry into, and the performance or enforcement of the Underwriting Agreement and the Deposit Agreement in accordance with their respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement and the Deposit Agreement.

24.	The Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under the PRC Law for taking any action contemplated in the Deposit Agreement.

25.	Under the PRC Law, none of the Company, the PRC Companies, or any of their respective properties, assets or revenues, are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

26.	The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and were jointly promulgated by six PRC regulatory agencies, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange, provide that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles (together with the M&A Rules, the “M&A Rules and Related Clarifications”). As of the date hereof, the CSRC has not issued any definitive rule or interpretation concerning whether offerings like the Offering as contemplated by the Prospectus are subject to the new procedure provided in the M&A Rules and Related Clarifications. The Company is not required to submit an application to the CSRC for the approval of the issuance and sale of the ADSs and the Ordinary Shares, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement. None of the issuance and sale of the ADSs and the Ordinary Shares, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement conflicts with or violates the M&A Rules and Related Clarifications.

27.

The establishment of the Company and the transactions resulting in the formation of the corporate structure as disclosed in “Prospectus Summary – Corporate Structure” (the “Restructuring”), to the extent that such transactions are governed by PRC Laws, complied with all PRC Laws that are applicable to the Company and the PRC Companies, including the M&A Rules and Related

Clarifications. The description of the Restructuring in the Time of Sale Prospectus and the Prospectus are true and accurate in all material respects and nothing has been omitted from such description which would make the same misleading in any material respects; all necessary steps for transactions contemplated in the restructuring documents, insofar as PRC Laws are concerned, have being taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the PRC for the transactions contemplated therein have been obtained, made and taken and are in full force and effect. Each of the agreements relating to the Restructuring (the “Restructuring Documents”), to the extent it is governed by PRC Laws, is legal, valid, enforceable and admissible as evidence under the laws, regulations and public policy of the PRC and is binding on the relevant PRC entities or individuals that are parties to it. No transactions in the Restructuring, either individually or in any combination, contravene or violate any PRC Laws in any way. No provisions in any Restructuring Documents, either individually or in any combination, contravene or violate any PRC Laws. No Restructuring Document has been amended or revoked or is liable to be set aside under any PRC Laws.

28.	All Governmental Authorizations required under PRC Laws in connection with the Restructuring have been unconditionally obtained in writing and are in full force and effect, and no such Governmental Authorization has been withdrawn or is subject to any condition precedent or subsequent which has not been fulfilled or performed.

29.	The Company has completed all relevant registration and other procedures required under the applicable SAFE Rules and Regulations; each of the directors, officers, shareholders and option holders of the Company who are PRC citizens and residents, including shareholders and option holders of the Company that are directly or indirectly owned or controlled by PRC citizens and residents, has completed all relevant registration and other procedures required under applicable SAFE Rules and Regulations, but only insofar as such relevant registration and other procedures required arose from such person’s ownership interest in the Company or by being the Company’s directors or officers.

30.

The submission of the Company to the non-exclusive jurisdiction of the New York courts, the waiver by the Company of any objection to the venue of a proceeding in a New York court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement, the Deposit Agreement and the Custody Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; jurisdiction over the Company conferred by service of process effected in the manner set forth in the Underwriting Agreement, the Deposit Agreement and the Custody Agreement will be effective to confer jurisdiction over the subsidiaries, assets and properties of the Company in the PRC, subject to compliance with relevant civil procedural requirements

(which do not involve a re-examination of the merits of the claim) in the PRC; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement, the Deposit Agreement and the Custody Agreement will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in the PRC.

31.	The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene the public policy or laws, rules and regulations of the PRC, and insofar as matters of PRC Law are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights. Each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under PRC Law for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in PRC.

32.	The Registration Statement, the prospectus included therein and each amendment or supplement thereto, the Time of Sale Prospectus and the Prospectus, as of their respective effective or issue dates, complied as to form in all material aspects with the requirements of the Securities Act; such counsel has no reason to believe that (A) the Registration Statement, (except for the financial statements and other financial data included therein, as to which we make no statement) at the time of effectiveness contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and other financial data included therein, as to which we make no statement) as of the time of sale (as such term is used in Rule 159 under the Securities Act) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus (except for the financial statements and other financial data included therein, as to which we make no statement) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT D

Form of Opinion of Li & Partners

to be delivered pursuant to Section 6(h)

Terms used but not otherwise defined in this exhibit shall have the same meanings assigned to them in the Underwriting Agreement. Each of GCL Silicon Technology Holdings Limited, Speedy Gain Limited, Asia Silicon Technology Development Limited, Asia Silicon Technology Development Holdings Limited and Richmore International Development Limited is hereinafter referred to as a “Hong Kong Company” and collectively, the “Hong Kong Companies.”

(i) Each of the Hong Kong Companies has been duly incorporated as a [limited liability company] under the laws of Hong Kong, with full corporate power and authority to own its property and assets and to carry on its business in accordance with the its constitutive documents and as described in the Time of Sale Prospectus and the Prospectus, and to execute, deliver and perform its obligations described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ii) Each of the Hong Kong Companies is in good standing with the [Registrar of Companies in Hong Kong].

(iii) All of the issued share capital of each of the Hong Kong Companies have been duly and validly authorized and issued, are fully paid and non-assessable, conform with the laws of Hong Kong, are free from any restriction on voting or transfer under the laws of Hong Kong and its constitutive documents, are not subject to any pre-emptive or similar rights under the laws of Hong Kong or its constitutive documents and are registered in its register of shareholders.

(iv) The performance by a Hong Kong Company of its obligations described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus have been duly authorized and approved by all necessary corporate action of such Hong Kong Company and do not violate, conflict with or result in a breach of any of the terms or provisions of its constitutive documents or any law, public rule or regulation currently in force in Hong Kong applicable to it and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in Hong Kong.

(v) No authorizations, consents, orders, permissions or approvals are required from any governmental or judicial authorities or agencies or other official bodies in Hong Kong and no notice to or other filing with or action by any Hong Kong governmental authority, judicial or regulatory body is required in connection with the performance by any Hong Kong Company of its obligations described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vi) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to any Hong Kong Company, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of Hong Kong, are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

(vii) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no restrictions on the subsequent transfer of the Shares and the ADSs under the laws of Hong Kong.

(viii) Under the laws and regulations of Hong Kong, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in Hong Kong, by or on behalf of the Underwriters to any Hong Kong taxing authority in connection with (A) the issuance, sale and delivery of the Shares represented by the ADSs, the issuance of the ADSs by the Depositary, and the delivery of the ADSs to or for the account of the Underwriters; (B) the purchase from and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof; (C) the deposit of the Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the ADSs; (D) the transaction contemplated by the Custody Agreement; or (E) the execution and delivery of the Underwriting Agreement, the Deposit Agreement or the Custody Agreement.

(ix) There are no restrictions under Hong Kong laws that would prevent the Hong Kong Companies from paying dividends to shareholders in U.S. dollars or any other currency, nor is it necessary under the laws of Hong Kong that any of the agreements or any document relating thereto be registered or recorded in any public office or elsewhere in Hong Kong in order for the Hong Kong Companies to pay dividends to shareholders in U.S. dollars or any other currency.

(x) No approvals are currently required from any governmental department, agency or other authority in Hong Kong in order for any Hong Kong Company to pay dividends declared by such Hong Kong Company to the holders of its shares.

(xi) The Hong Kong Companies can sue and be sued in its own name under the laws of Hong Kong. In the event of any proceedings being brought in Hong Kong courts in respect of a monetary obligation expressed to be payable in a currency other than Hong Kong dollars, a Hong Kong court would give judgment expressed as an order to pay such currency or its Hong Kong s dollar equivalent at the time of payment or enforcement of the judgment.

(xii)It is not necessary that the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Underwriting Agreement, the Deposit Agreement, the Custody Agreement or any other document be filed or recorded with any court or other authority in the Hong Kong.

(xiii) There were no actions or petitions pending against any Hong Kong Company in the courts of Hong Kong as at close of business in Hong Kong.

[(xiv) There is no exchange control legislation under Hong Kong laws and accordingly there are no exchange control regulations imposed under Hong Kong laws.]

(xv) A Hong Kong Company is not entitled to any immunity under the laws of Hong Kong whether characterized as sovereign immunity or otherwise for any legal proceedings in Hong Kong to enforce or to collect upon (A) any transactions relating to such Hong Kong Company described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) transactions contemplated by he Underwriting Agreement, the Deposit Agreement or and the Custody Agreement; and the Hong Kong Company is subject to civil and commercial law with respect to its obligations described in (A) and (B) in the immediate preceding sentence, which obligations constitute private and commercial acts rather than governmental or public acts.

(xvi) Such counsel has reviewed the register of shareholders of the Hong Kong Companies. As of the date hereof, there are no entries or notations indicating any third party interests, including any security interest, on the register of shareholders of the Hong Kong Companies.

(xvii) The choice of laws of the State of New York as the governing law of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement is a valid choice of law under the laws of Hong Kong and will be honored by courts in Hong Kong. The courts of Hong Kong will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to the transactions relating to the Hong Kong Companies (A) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) contemplated by the Underwriting Agreement, the Deposit Agreement and the Custody Agreement, in each case without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Hong Kong judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of Hong Kong.

(xviii) Neither the Underwriters nor the Depositary will be treated as resident, domiciled or carrying on or transacting business or subject to taxation in Hong Kong or in violation of any law thereof solely by reason of the negotiation, preparation, execution or delivery of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement or the entering into of, the exercise of their rights, the performance of their obligations under or the enforcement of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement.

EXHIBIT E

Form of Opinion of Appleby

to be delivered pursuant to Section 6(i)

Terms used but not otherwise defined in this exhibit shall have the same meanings assigned to them in the Underwriting Agreement. Each of Sun Wave Group Ltd. and Greatest Joy International Limited is hereinafter referred to as a “BVI Company” and collectively, the “BVI Companies.”

(i) Each of the BVI Companies has been duly incorporated as a [limited liability company] under the laws of British Virgin Islands (the “BVI”), with full corporate power and authority to own its property and assets and to carry on its business in accordance with the its constitutive documents and as described in the Time of Sale Prospectus and the Prospectus, and to execute, deliver and perform its obligations described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ii) Each of the BVI Companies is in good standing with the [Registrar of Companies in the BVI].

(iii) All of the issued share capital of each of the BVI Companies have been duly and validly authorized and issued, are fully paid and non-assessable, conform with the laws of the BVI, are free from any restriction on voting or transfer under the laws of the BVI and its constitutive documents, are not subject to any pre-emptive or similar rights under the laws of BVI or its constitutive documents and are registered in its register of shareholders.

(iv) The performance by a BVI Company of its obligations described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus have been duly authorized and approved by all necessary corporate action of such BVI Company and do not violate, conflict with or result in a breach of any of the terms or provisions of its constitutive documents or any law, public rule or regulation currently in force in BVI applicable to it and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the BVI.

(v) No authorizations, consents, orders, permissions or approvals are required from any governmental or judicial authorities or agencies or other official bodies in the BVI and no notice to or other filing with or action by any BVI governmental authority, judicial or regulatory body is required in connection with the performance by any BVI Company of its obligations described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vi) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to any BVI Company, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the BVI, are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

(vii) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no restrictions on the subsequent transfer of the Shares and the ADSs under the laws of the BVI.

(viii) Under the laws and regulations of the BVI, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable in the BVI, by or on behalf of the Underwriters to any BVI taxing authority in connection with (A) the issuance, sale and delivery of the Shares represented by the ADSs, the issuance of the ADSs by the Depositary, and the delivery of the ADSs to or for the account of the Underwriters; (B) the purchase from and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof; (C) the deposit of the Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the ADSs; (D) the transaction contemplated by the Custody Agreement; or (E) the execution and delivery of the Underwriting Agreement, the Deposit Agreement or the Custody Agreement.

(ix) There are no restrictions under BVI laws that would prevent the BVI Companies from paying dividends to shareholders in U.S. dollars or any other currency, nor is it necessary under the laws of the BVI that any of the agreements or any document relating thereto be registered or recorded in any public office or elsewhere in the BVI in order for the BVI Companies to pay dividends to shareholders in U.S. dollars or any other currency.

(x) No approvals are currently required from any governmental department, agency or other authority in the BVI in order for any BVI Company to pay dividends declared by such BVI Company to the holders of its shares.

(xi) The BVI Companies can sue and be sued in its own name under the laws of BVI. In the event of any proceedings being brought in the BVI courts in respect of a monetary obligation expressed to be payable in a currency other than U.S. dollar, a BVI court would give judgment expressed as an order to pay such currency or its U.S. dollar equivalent at the time of payment or enforcement of the judgment.

(xii) It is not necessary that the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Underwriting Agreement, the Deposit Agreement, the Custody Agreement or any other document be filed or recorded with any court or other authority in the BVI.

(xiii) There were no actions or petitions pending against any BVI Company in the courts of BVI as at close of business in BVI.

(xiv) There is no exchange control legislation under BVI laws and accordingly there are no exchange control regulations imposed under BVI laws.

(xv) A BVI Company is not entitled to any immunity under the laws of BVI whether characterized as sovereign immunity or otherwise for any legal proceedings in BVI to enforce or to collect upon (A) any transactions relating to such BVI Company described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) transactions contemplated by he Underwriting Agreement, the Deposit Agreement or and the Custody Agreement; and the BVI Company is subject to civil and commercial law with respect to its obligations described in (A) and (B) in the immediate preceding sentence, which obligations constitute private and commercial acts rather than governmental or public acts.

(xvi) Such counsel has reviewed the register of shareholders of the BVI Companies. As of the date hereof, there are no entries or notations indicating any third party interests, including any security interest, on the register of shareholders of the BVI Companies.

(xvii) The choice of laws of the State of New York as the governing law of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement is a valid choice of law under the laws of BVI and will be honored by courts in BVI. The courts of BVI will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to the transactions relating to the BVI Companies (A) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) contemplated by the Underwriting Agreement, the Deposit Agreement and the Custody Agreement, in each case without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a BVI judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the BVI.

(xviii) Neither the Underwriters nor the Depositary will be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the BVI or in violation of any law thereof solely by reason of the negotiation, preparation, execution or delivery of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement or the entering into of, the exercise of their rights, the performance of their obligations under or the enforcement of the Underwriting Agreement, the Deposit Agreement and the Custody Agreement.

EXHIBIT F

Form of Opinion of U.S. Counsel for the Selling Shareholders

to be delivered pursuant to Section 6(j)

1. Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York. Each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of the Selling Shareholders, enforceable against the Selling Shareholders in accordance with its terms.

2. The Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders in accordance with the laws of the State of New York.

3. The execution and delivery of the Custody Agreements and the Powers of Attorney by the Selling Shareholders do not, the execution and delivery of the Underwriting Agreement by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholders against issuance of the ADRs evidencing the ADSs and the sale of the ADSs by the Selling Shareholders to the Underwriters pursuant to the Underwriting Agreement do not:

(i) violate any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder;

(ii) require any consents, approvals, or authorizations to be obtained by such Selling Shareholder from, or any registrations, declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to the date hereof that have not been obtained or made; and

(iii) result in the breach of or default under any of the agreements which are governed by the laws of the State of New York and to which any of the Selling Shareholders is a party or by which such Selling Shareholder is bound and which has been filed as an exhibit to the Registration Statement.

4. Pursuant to Section 18 of the Underwriting Agreement, under the laws of the State of New York each of the Selling Shareholders has validly (i) chosen New York law to govern its respective rights and duties under the Underwriting Agreement, (ii) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 18 of the Underwriting Agreement. Service of process in the manner described in Section 18 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court.

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5. Upon indication by book entry that the ADSs have been credited to a securities account maintained by the Representatives at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, the Representatives will acquire a securities entitlement on behalf of the several Underwriters with respect to the ADSs and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “NY UCC”), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representatives.

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EXHIBIT G

Form of Opinion of Local Counsel for Selling Shareholders

to be delivered pursuant to Section 6(k)

Terms used but not otherwise defined in this exhibit shall have the same meanings assigned to them in the Underwriting Agreement.

(i) Such Selling Shareholder is a company duly incorporated under its jurisdiction of incorporation or organization, in good standing and validly existing under the laws of its jurisdiction of incorporation or organization, and possesses the capacity to sue and be sued in its own name.

(ii) Such Selling Shareholder has full power and authority under its [name of constitutive documents] and the laws of [jurisdiction of incorporation] to enter into, execute, deliver and perform its obligations under the Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver such Selling Shareholder’s Ordinary Shares to the Underwriters free and clear of all liens, restrictions on transfers, encumbrances, security interests and claims whatsoever as contemplated by the Underwriting Agreement and the Custody Agreement.

(iii) The execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement, the consummation of the transactions contemplated in the Underwriting Agreement and the Custody Agreement and in the Registration Statement and the ADS Registration Statement and compliance by such Selling Shareholder with its obligations under the Underwriting Agreement and the Custody Agreement have been duly authorized by all necessary action on the part of such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the ADSs or any property or assets of such Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which such Selling Shareholder is a party or by which it may be bound, or to which any of the property or assets of such Selling Shareholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws of such Selling Shareholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

(iv) Each Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and constitutes the valid and binding agreement of such Selling Shareholder.

(v) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(vi) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency in such jurisdiction in connection with: (i) the creation, execution or delivery of the Underwriting

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Agreement, the Custody Agreement or the Power of Attorney by such Selling Shareholder; (ii) enforcement of the Underwriting Agreement, the Custody Agreement or the Power of Attorney against such Selling Shareholder; or (iii) the performance by such Selling Shareholder of its obligations under the Underwriting Agreement, the Custody Agreement or the Power of Attorney.

(vii) No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in such jurisdiction under the laws of such jurisdiction in respect of: (i) the execution or delivery of the Underwriting Agreement, the Custody Agreement or the Power of Attorney; (ii)the enforcement of the Underwriting Agreement, the Custody Agreement or the Power of Attorney; (iii) the performance of the Underwriting Agreement, the Custody Agreement or the Power of Attorney; and (iv) payments made under, or pursuant to, the Underwriting Agreement, the Custody Agreement or the Power of Attorney. Such jurisdiction currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

(viii) The courts of such jurisdiction will observe and give effect to the choices of New York law as the governing law of the Underwriting Agreement, the Custody Agreement and the Power of Attorney. The submission by such Selling Shareholder to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Underwriting Agreement and the Custody Agreement and the appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on such Selling Shareholder.

(ix) The Power of Attorney has been duly executed by such Selling Shareholder and constitutes the person therein named as the duly appointed attorney of such Selling Shareholder (the “Attorney-in-Fact”) with the powers and authorities therein specified and, in particular, permitting the Attorney-in-Fact to bind such Selling Shareholder named therein on the terms set out in the Power of Attorney.

(x) Any final and conclusive monetary judgment obtained against such Selling Shareholder in the courts of New York in respect of the Underwriting Agreement or the Custody Agreement, for a definite sum, may be treated by the courts of such jurisdiction as a cause of action in itself so that no retrial of the issues would be necessary.

(xi) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Custody Agreement or the Power of Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in such jurisdiction.

(xii) Such counsel’s search at the Company Registry did not reveal the existence of a lien, mortgage, charge or encumbrance.

(xiii) Neither such Selling Shareholder nor its assets is entitled to any immunity under the law of such jurisdiction, whether characterized as sovereign immunity or otherwise, for any legal proceedings in such jurisdiction to enforce or collect upon the Underwriting Agreement, the Custody Agreement or the Power of Attorney.

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EXHIBIT H

Form of Opinion of Counsel for the Depositary

to be delivered pursuant to Section 6(l)

Terms used but not otherwise defined in this exhibit shall have the same meanings assigned to them in the Underwriting Agreement.

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii) The Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder.

(iii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

(iv) The Depositary filed the ADS Registration Statement on Form F-6 under the 1933 Act, and the staff of the Commission has informed such counsel that the Commission declared the ADS Registration Statement effective and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof or any amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the ADS Registration Statement, and any amendments thereto as of their respective effective dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

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EXHIBIT I

[FORM OF LOCK-UP LETTER]

                , 2008

Morgan Stanley & Co. International plc.

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

U.S.A.

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc. (“Morgan Stanley”) and Credit Suisse Securities (USA) LLC (“Credit Suisse” and, together with Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GCL Silicon Technology Holdings Inc., a Cayman Islands corporation (the “Company”) and certain shareholders of the Company (the “Selling Shareholders”), providing for the initial public offering (the “IPO”) by the several Underwriters, including the Representatives (the “Underwriters”), of American depositary shares (the “ADSs”), each representing a certain number of ordinary shares of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the IPO to continue their efforts in connection with the IPO, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the IPO (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, the Ordinary Shares or any securities convertible into or exercisable or exchangeable for the ADSs or the Ordinary Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares whether any such transaction described in clause (1) or (2), above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, or (3) publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. The foregoing sentence shall not apply to (a) transactions relating to the ADSs purchased in open market transactions after the completion of the IPO, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of ADSs, Ordinary Shares or other securities acquired in such open market transactions, (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that such plan does not provide for the transfer of ADSs or Ordinary Shares during the restricted period, (c) transfers of Ordinary Shares as a bona fide gift or (d) transfers or distributions of ADSs or Ordinary Shares to any partners, members or affiliates of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any ADSs, Ordinary Shares or any security convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

then in each case, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing such extension.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the IPO. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the IPO actually occurs depends on a number of factors, including market conditions. The IPO will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT J

FORM OF DEPOSITARY LETTER

                , 2008

The Bank of New York Mellon

101 Barclay Street

New York, New York 10286

United States of America

Attention: American Depositary Receipt Administration

Ladies and Gentlemen:

Reference is made to the Deposit Agreement dated as of     , 2008 among GCL Silicon Technology Holdings Inc. (the “Company”), The Bank of New York Mellon, as depositary (the “Depositary”), and holders of the American Depositary Receipts (“ADRs”) issued thereunder (the “Deposit Agreement”). Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Deposit Agreement.

Pursuant to the Deposit Agreement, the Company hereby instructs the Depositary, for a period beginning from the date hereof and continuing to and including the date 180 days after the date of the prospectus contained in the registration statement on Form F-1 under which the ADSs shall first be sold, [            ], 2008, covering the public offering of the ADSs (the “Lock-Up Period”), not to accept any deposit of any Shares in the Company’s ADR facility or issue any new ADRs evidencing the ADSs except as further instructed by the Company. For avoidance of doubt, this Letter Agreement shall not affect the right of ADR holders to cancel their ADRs and withdraw the underlying Shares pursuant to General Instructions I.A.(1) of Form F-6.

Notwithstanding the foregoing, if (A) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period imposed by this Letter Agreement shall be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or event, as applicable, unless the representatives of the underwriters waive, in writing, such an extension. In the event that the Lock-Up Period is extended pursuant to the foregoing, the Company shall further instruct the Depositary to extend the restrictions imposed by this Letter Agreement.

This agreement shall terminate upon the expiration of the Lock-Up Period, or upon any further instructions from the Company. This agreement shall not be amended without the prior written consent of the joint bookrunners for the Company’s initial public offering of ADSs consummated on the date hereof.

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Very truly yours,

GCL SILICON TECHNOLOGY HOLDINGS INC.

By:
Name:
Title:

Acknowledged and agreed:

The Bank of New York Mellon, as Depositary

By:
Name:
Title:

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EXHIBIT K

[FORM OF EB HOLDER LOCK-UP LETTER]

July     , 2008

Morgan Stanley & Co. International plc.

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

U.S.A.

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc (“Morgan Stanley”) and Credit Suisse Securities (USA) LLC (“Credit Suisse” and, together with Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with GCL Silicon Technology Holdings Inc., a Cayman Islands corporation (the “Company”) and certain shareholders of the Company (the “Selling Shareholders”), providing for the initial public offering (the “IPO”) by the several Underwriters, including the Representatives (the “Underwriters”), of American Depositary Shares (the “ADSs”), each representing a number of ordinary shares, par value US$0.00001 per share of the Company (the “Ordinary Shares”).

The undersigned acknowledges and agrees with the Representatives that:

(a) it currently owns or holds economic or beneficial ownership interests in the amount set forth on Exhibit A hereto in exchangeable bonds (the “Exchangeable Bonds”) issued by Happy Genius Holdings Limited, which Exchangeable Bonds, upon the completion of the IPO, will be exchanged into certain convertible bonds to be issued by the Company (the “Convertible Bonds”), which are convertible into the ADSs pursuant to an Indenture to be entered into between the Company and DB Trustees (Hong Kong) Limited (the “CB Indenture”); and

(b) the undersigned is executing this letter in its capacity as a holder of the Exchangeable Bonds and, upon the exchange of the Exchangeable Bonds, the Convertible Bonds, or as an economic or beneficial owner of interests in the Exchangeable Bonds and the Convertible Bonds through various arrangements including, without limitation, contractual arrangements with holders or economic or beneficial owners of the Convertible Bonds,

To induce the Underwriters that may participate in the IPO to continue their efforts in connection with the IPO, and to prevent the sale or short sell for the purpose of hedging the beneficial ownership of the Convertible Bonds (except as provided below), the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period (the “Lock-up Period”) commencing on the date hereof and ending 130 days after the date of the final prospectus relating to the IPO (the “Prospectus”), directly or indirectly, including by or through, persons (“Affiliates”) that control, are controlled by, or under common control with, the undersigned, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, the Convertible Bonds, (2) enter into a swap or other arrangement that would have the same consequences as (1) above or the effect of transferring to another party any of the economic consequences of ownership of ADSs or Ordinary Shares, for the purpose of hedging the undersigned’s or any of its Affiliates’ economic or beneficial ownership in, or holdings of, the Convertible Bonds or (3) enter into any arrangement that involves the undersigned, it Affiliates or any third party to sell or short sale the ADSs or the Ordinary Shares for the purpose of hedging the undersigned’s or any of its Affiliates’ economic or beneficial ownership in, or holdings of, the Convertible Bonds ((2) and (3), a “Hedging Transaction”) whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of the Convertible Bonds, in cash or otherwise, or (4) publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives.

The foregoing paragraph shall not apply to the following:

(a) transactions relating to the ADSs purchased in open market transactions not through any Hedging Transaction after the completion of the IPO;

(b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Ordinary Shares, provided that such plan does not provide for the transfer of ADSs, Ordinary Shares or the economic consequences of ownership of the ADSs or Ordinary Shares during the restricted period;

(c) transfers of Convertible Bonds, ADSs or Ordinary Shares as a bona fide gift;

(d) transfers or distributions of Convertible Bonds, ADSs or Ordinary Shares to any partners, members or affiliates of the undersigned;

(e) Hedging Transactions that are conducted to strictly comply with the following requirements:

(1) if the Triggering Event shall have occurred during the First Trading Month,

(i)	Hedging Transactions may be conducted by the undersigned; provided that during the First Trading Month such Hedging Transactions in the aggregate shall not exceed fifteen percent (15%) of the Reference Number (as defined below) of the Ordinary Shares and the sale price of the ADSs for a Hedging Transaction shall not be lower than one hundred and thirty percent (130%) of the ADS IPO Price;

(ii)

during the period commencing on the 31st day from the First Trading Date and ending on the 63rd day from the First Trading Date, the undersigned may conduct Hedging Transactions in the aggregate with respect to not more than (x) twenty five percent (25%) plus (y) any unused portion of the fifteen percent (15%) provided in subsection (e)(1)(i)(bb) above, of the Reference Number of the Ordinary Shares,

(iii)

during the period commencing on the 64th day from the First Trading Date and ending on the 96th day from the First Trading Date, the undersigned may conduct Hedging Transactions in the aggregate with respect to not more than (x) thirty percent (30%) plus (y) any unused portion of the twenty five (25%) or fifteen (15%), as the case may be, provided in subsection (e)(1)(ii) above, of the Reference Number of the Ordinary Shares, and

(iv)	no restrictions shall be imposed on the ability of the undersigned to conduct Hedging Transactions subsequent to the 96 th day from the First Trading Date,

(2) if the Triggering Event shall not have occurred during the First Trading Month,

(i)

during the period commencing on the 31st day from the First Trading Date and ending on the 63rd day from the First Trading Date, the undersigned may conduct Hedging Transactions in the aggregate with respect to not more than one third ( 1/3) of the Reference Number of the Ordinary Shares,

(ii)

during the period commencing on the 64th day from the First Trading Date and ending on the 96th day from the First Trading Date, the undersigned may conduct Hedging Transactions in the aggregate with respect to not more than (x) one third ( 1/3) plus (y) any unused portion of the one third ( 1/3) provided in subsection (e)(2)(i) above, of the Reference Number of the Ordinary Shares, and

(iii)	no restrictions shall be imposed on the ability of the undersigned to conduct Hedging Transactions subsequent to the 96 th day from the First Trading Date,

(f) offers, pledges, sales, contracts to sell, sales of any options or contracts to purchase, purchases of any options or contracts to sell, grants of any options, rights or warrants to purchase, lending, or otherwise transfers or disposes of economic or beneficial ownership of the Convertible Bonds; or

(g) sales or purchases of the ADSs by the undersigned or its Affiliates in the ordinary course of business at the instruction of its clients in compliance with relevant laws and regulations;

provided, further, however, that in the case of any transfer, distribution or transaction pursuant to clause (c), (d) or (f), each donee, distributee, transferee or counter party (to any transaction described in (f) above), (i) shall not have engaged in or entered into any Hedging Transaction prior to (unless such Hedging Transaction has been terminated) or in connection with such transfer, distribution or transaction, and (ii) shall sign and deliver to the Representatives a lock up letter substantially in the form of this letter.

Notwithstanding anything to the contrary provided above, the undersigned shall be permitted to enter into credit default swaps, interest rate swaps, or other similar arrangements with respect to the Convertible Bonds that do not directly or indirectly involve the hedging of the undersigned’s or its Affiliates’ economic or beneficial ownership in the equity component of the Convertible Bonds so long as the undersigned receives, orally or otherwise, confirmation from the counterparty of such arrangement prior to entering into such arrangement that the counterparty shall not sell or short sell any of the ADSs or the Ordinary Shares or enter into a transaction that will result in another party selling or short selling the ADSs or

Ordinary Shares to manage its exposure or otherwise. In the event that such counterparty does not provide such confirmation, the undersigned agrees not to enter into such arrangement.

As used in subsection (e) above,

“ADS IPO Price” means the price of one ADS which is sold in the IPO.

“Closing Sale Price” means the price of one ADS on the relevant date, determined on the basis of the closing sale price of one ADS (or if no closing sale price per ADS is reported, the average of the bid and ask prices per ADS or, if more than one in either case, the average of the average bid and the average ask prices per ADS) on such date on the NYSE; in the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arm’s-length transaction, for each such ADS.

“day” means a calendar day.

“First Trading Date” means the date of the first trading of the ADSs on the NYSE.

“First Trading Month” means the period commencing on the First Trading Date and ending on the one-month anniversary of the First Trading Date.

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day for the ADSs of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating solely to the ADSs.

“NYSE” means the New York Stock Exchange.

“Reference Number” means, as of any day, the product of (1) 75% and (2) the number of Ordinary Shares then represented by the ADSs which the undersigned would be entitled to receive as if the undersigned had been deemed to have converted, on such day and at the then prevailing Conversion Rate (as defined in the CB Indenture), the aggregate principal amount of the Convertible Bonds with respect to which the undersigned has beneficial ownership.

“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the ADSs generally occurs; (ii) there is no Market Disruption Event; and (iii) a Closing Sale Price for the ADSs is provided on the NYSE.

“Triggering Event” means the occurrence of both of the following events, (i) the Representatives shall have exercised their over-allotment option in relation to the IPO, and (ii) the Weighted Average Price of the ADSs on each of seven (7) or more Trading Days in a period of ten (10) consecutive Trading Days during the First Trading Month shall have exceeded one hundred and thirty percent (130%) of the ADS IPO Price.

“Weighted Average Price” with respect to ADSs means, (i) as for the First Trading Date, the Closing Sale Price, and (ii) as of any subsequent Trading Day, the dollar volume-weighted average price for such ADSs on the NYSE during the period beginning at 9:30:01 a.m., New York Time (or such other time as the NYSE publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the NYSE publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions. If the Weighted Average Price cannot be calculated for ADSs on a particular date on the foregoing bases, the Weighted Average Price of ADSs on such date shall be the fair market value as mutually determined by the Representatives and the undersigned.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the IPO (the “Registration Rights Lock-up Period”), make any demand for or exercise any right with respect to the registration of any ADSs, Ordinary Shares or any security convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares. For the avoidance of doubt, the fact that the Company complies with the obligation under the Registration Rights Agreement (as defined in the CB Indenture and to which the undersigned is a party) to file, after the Registration Lock-up Period, a registration statement with the Securities and Exchange Commission and pursue the effectiveness of such registration statement to allow resales of ADSs received on conversion of the Convertible Bonds shall not be a violation of this undertaking. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Lock-up Period, the Company issues an earnings release or announces material news or a material event relating to the Company; or

(2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-up Period;

then in each case, the restrictions imposed by this letter shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the announcement of the material news or material event, unless the Representatives waive, in writing such extension.

The undersigned understands that the Company will provide the Representatives and the undersigned with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

For the avoidance of doubt, the terms of this agreement as they relate to the undersigned shall only apply to the managers, officers and employees, from time to time during the Lock-up Period, assigned by the undersigned to [            ].

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the IPO. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the IPO actually occurs depends on a number of factors, including market conditions. The IPO will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything contained in this letter, if the consummation of the IPO does not occur before September 30, 2008 this letter shall terminate with immediate effect and without the giving of any notice to the parties hereto.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court located in the Borough of Manhattan, the City of New York, in respect of any suit, action or proceeding arising out of or relating to this letter, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Very truly yours,

(Name)

(Address)

EXHIBIT A

Aggregate Principal Amount of the Exchangeable Bonds
Direct Holding	$
Economic Interests	$
Beneficial Ownership Interests	$